July 5, 2000



                                                                     Exhibit 5.1


Surrey, Inc.
13110 Trails End Road
Leander, TX 78641

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have examined (a) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by you of up to 1,450,000 shares of your common stock, without par value: up to 350,000 shares pursuant to the 1997 Long-Term Incentive Plan; up to 100,000 shares pursuant to the Amended and Restated 1997 Non-Employee Directors Stock Option Plan; and up to 1,000,000 pursuant to the 2000 Long-Term Incentive Plan, as Amended; each in the manner set forth in the Registration Statement;
(b) your Articles of Incorporation and your Bylaws, both as amended to date; and
(c) your corporate proceedings relative to your organization and to the issuance of the shares pursuant to the Plans and the Registration Statement.

                  In addition to the examination outlined above, we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

                  Based upon the foregoing, we are of the opinion that:

                  1. Surrey, Inc. has been legally incorporated and is validly existing under the laws of the State of Texas.

                  2. The shares to be issued under each plan will, when issued by you and paid for by the optionee under the terms of the plan and the option agreement, as contemplated in the Registration Statement and the related Prospectus, be legally issued, fully paid, and nonassessable.


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                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                       MACKALL, CROUNSE & MOORE, PLC


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